UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Tumi Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On March 3, 2016, Tumi Holdings, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Samsonite International S.A., a public limited liability company (société anonyme) incorporated and governed by the laws of the Grand-Duchy of Luxembourg ("Samsonite"), and PTL Acquisition Inc., a Delaware corporation and an indirect wholly owned subsidiary of Samsonite.

This Schedule 14A filing consists of a letter, sent March 7, 2016, from Ramesh Tainwala, Chief Executive Officer of Samsonite, to the Company's employees relating to the Merger Agreement.

Dear All,

I asked Jerome to share this note with you to convey my excitement about the combination of our two companies and the significant opportunities that we will have as a larger, stronger entity. We are delighted to be adding Tumi, a market leading brand that is beloved by millions of loyal customers around the world for its high quality and premium business and luggage products, to our portfolio.

Over the past several months, we have been able to learn more about Tumi, its operations and its talented team, and we are confident that Tumi is an ideal and complementary fit with our business. Importantly, our two companies share core values starting with our commitment to unparalleled quality, superior functionality and durability, design excellence, technical innovation and world-class customer service.

As we join forces, we want to build on Tumi’s success and expand its popularity and reach by introducing its wonderful products to millions of new customers around the world. We believe we can do this by leveraging Samsonite’s considerable global scale, resources and expertise to extend Tumi’s retail and wholesale footprint across Asia and Europe and further capitalize on its platform in North America.

Let me take a moment to share how we plan to bring our companies together once the transaction closes, which we expect will occur in the second half of this year. Until then, Samsonite and Tumi will continue to function as separate companies. Consistent with our past acquisitions, we will evaluate opportunities to integrate Tumi and Samsonite’s operations while maintaining Tumi’s unique DNA as a premium, US-based brand. We recognize the importance of protecting the essence of the Tumi brand, and our integration planning team is focused on minimizing any disruptions to Tumi’s business.

Working with Jerome and his leadership team, we are committed to keeping you posted on our activities and progress in the coming months. We look forward to welcoming Tumi into Samsonite’s family of leading and diverse brands. I am confident this combination will be highly transformational for the long-term growth of both of our businesses, enabling us to deliver a promising future for our combined company. With all the excellent opportunities in front of us, I hope you are as eager as I am to embark on this new chapter together.

Sincerely,

Ramesh Tainwala
Chief Executive Officer, Samsonite

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the proposed transaction between Tumi Holdings, Inc. (“Tumi”) and Samsonite International S.A. (“Samsonite”), the estimated or anticipated future results and benefits of Tumi and Samsonite following the transaction, including estimated synergies, the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Tumi and Samsonite management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Tumi’s and Samsonite’s respective businesses and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Tumi and Samsonite operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Tumi and Samsonite operate; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Tumi’s or Samsonite’s management team; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction or that the approval of the stockholders of Tumi and/or the shareholders of Samsonite for the transaction is not obtained; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the businesses of Tumi and Samsonite; uncertainty as to the long-term value of Tumi common stock or Samsonite common shares; the inability to realize the expected amount and timing of cost savings and operating synergies; those discussed in Tumi’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors,” as updated from time to time by Tumi’s Quarterly Reports on Form 10-Q and other documents of Tumi on file with the Securities and Exchange Commission (“SEC”) or in the proxy statement on Schedule 14A that will be filed with the SEC by Tumi; and those discussed in Samsonite’s Annual Report for the year ended December 31, 2014 under the heading “Qualitative and Quantitative Market Risks,” as updated from time to time by Samsonite’s Interim Reports and other documents of Samsonite on file with the Hong Kong Stock Exchange. There may be additional risks that neither Tumi nor Samsonite presently know or that Tumi and Samsonite currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Tumi’s and Samsonite’s expectations, plans or forecasts of future events and views as of the date of this communication. Tumi and Samsonite anticipate that subsequent events and developments will cause Tumi’s and Samsonite’s assessments to change. However, while Tumi and Samsonite may elect to update these forward-looking statements at some point in the future, Tumi and Samsonite specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Tumi’s and Samsonite’s assessments as of any date subsequent to the date of this communication.

Additional Information

This communication is not a solicitation of a proxy from any stockholder of Tumi. In connection with the proposed transaction, Tumi will file with the SEC a proxy statement on Schedule 14A. Tumi will mail the proxy statement to its stockholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Tumi free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, free of charge, by directing a request to parker.schram@icrinc.com.

The directors and executive officers of Samsonite and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Samsonite’s directors and executive officers is available in Samsonite’s Annual Report for the year ended December 31, 2014. This document can be obtained free of charge by directing a request to:

William Yue
Samsonite International S.A.
Investor Relations
Tel:     +852 2422 2611
Fax:     +852 2480 1808
Email:     william.yue@samsonite.com

Other information regarding the participants in the proxy solicitation and their respective interests will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.